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                                                                     EXHIBIT 8.2



                        BROBECK, PHLEGER & HARRISON LLP
                         ONE MARKET, SPEAR STREET TOWER
                        SAN FRANCISCO, CALIFORNIA 94105
                            TELEPHONE: 415.442.0900
                               FAX: 415.442.1010
                                WWW.BROBECK.COM



                                                                October 23, 2001



DOUBLECLICK INC.
450 West 33rd Street
New York, NY 10001



Ladies and Gentlemen:



    This opinion is being delivered to you in connection with (i) the Amended and Restated Agreement and Plan of Merger and Reorganization (the 'Agreement') dated as of October 10, 2001, between DoubleClick Inc., a Delaware corporation ('Parent') and MessageMedia, Inc., a Delaware corporation ('Target'), and (ii) the preparation and filing with the Securities and Exchange Commission of a Form S-4 Registration Statement relating to the Merger (the 'Registration Statement'). Pursuant to the Agreement, Target will merge with and into Parent (the 'Merger').



    Except as otherwise provided, capitalized terms referred to herein have the meanings set forth in the Agreement. All section references, unless otherwise indicated, are to the Internal Revenue Code of 1986, as amended (the 'Code').



    We have acted as legal counsel to Parent in connection with the Merger. As such, and for the purpose of rendering this opinion, we have examined and are relying upon (without any independent investigation or review thereof) the truth and accuracy, at all relevant times, of the statements, covenants, representations and warranties contained in the following documents (including all schedules and exhibits thereto):



        1. The Agreement;



        2. The Registration Statement;



        3. Representation letters provided by Parent and Target in connection with this opinion; and



        4. Such other instruments and documents related to Parent, Target and the Merger as we have deemed necessary or appropriate.



    In connection with rendering this opinion, we have assumed or obtained representations (and are relying thereon, without any independent investigation or review thereof) that:



        A. Original documents submitted to us (including signatures) are authentic, documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective
           Time) due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof;



        B. The Merger will be consummated in accordance with the Agreement without any waiver or breach of any material provision thereof, and the Merger will be effective under applicable state law;



        C. Parent and Target will report the Merger on their respective federal income tax returns in a manner consistent with the opinion set forth below;



        D. All covenants contained in the Agreement (including exhibits thereto) and the representation letters provided us by Parent and Target are performed without waiver or breach of any material provision thereof;



        E. All statements made 'to the knowledge of' or otherwise similarly qualified are correct without such qualification. As to all matters with respect to which a person or entity






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DoubleClick Inc.
October 23, 2001
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           making a representation has represented that such person or entity either is not a party to, does not have, or is not aware of any plan, intention, understanding or agreement to take an action, there is in fact no plan, intent, understanding or agreement and such action will not be taken; and



        F. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true and correct in all material respects and no actions have been (or will be) taken which are inconsistent with such representations.



    Based on our examination of the foregoing items and subject to the assumptions, exceptions, limitations and qualifications set forth herein and in the Registration Statement, we are of the opinion that for federal income tax purposes, the Merger will constitute a 'reorganization' as defined in Section 368(a) of the Code if, at the Effective Time, the value of the Parent common stock to be issued in the Merger is 45% or more of the total consideration provided (or deemed to be provided) by Parent to the holders of Target equity in connection with the Merger, including, without limitation, in the event those certain promissory notes of Target dated May 9, 2001, in favor of @Viso Limited in the principal amount of $4,500,000 (the 'Notes'), are treated as equity of Target, any consideration deemed to be provided by Parent or Target in redemption of the Notes in connection with the Merger. We are of the further opinion that, provided the condition mentioned in the preceding sentence is satisfied:



          (i) a holder of Target common stock will not recognize gain or loss to the extent the holder receives Parent common stock in exchange for their Target common stock (except to the extent of any cash received in lieu of fractional shares of Parent common stock);



          (ii) a holder of Target common stock who receives cash in lieu of a fractional share of Parent common stock will recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the holder's tax basis allocable to the fractional share;



         (iii) the aggregate tax basis of the Parent common stock received in the merger by a Target stockholder will be the same as the aggregate tax basis of the Target common stock surrendered in exchange for that Parent common stock reduced by any tax basis allocable to any fractional share interest for which cash is received; and



          (iv) the holding period of the Parent common stock received in the merger by a Target stockholder will include the period during which the stockholder held the Target common stock surrendered in exchange for that Parent common stock.



    The statements regarding United States federal income tax consequences set forth in the Registration Statement under the heading 'The Merger -- Federal Income Tax Considerations,' insofar as they constitute statements of law or legal conclusions, constitute our opinion as to such matters. We express no opinion as to any federal, state or local, foreign or other tax consequences, other than as set forth herein or in the Registration Statement under the heading 'The Merger -- Federal Income Tax Considerations.'



    In addition to the assumptions and representations described above, this opinion is subject to the exceptions, limitations and qualifications set forth below.



    (1) This opinion represents and is based upon our best judgment regarding the application of federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a






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DoubleClick Inc.
October 23, 2001
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        prospective or retroactive basis, will not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.



    (2) No opinion is expressed as to any transaction other than the Merger (whether or not undertaken in connection with the Merger) or as to any transaction whatsoever, including the Merger, if all the transactions described in the Agreement are not consummated in accordance with the terms of such Agreement and without waiver or breach of any material provision thereof or if all of the statements, representations, warranties and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.



    This opinion is rendered to you solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to our firm name wherever appearing in the Registration Statement with respect to the discussion of the federal income tax consequences of the Merger, including any amendments to the Registration Statement. This opinion may not be relied upon for any other purpose, and may not be made available to any other person, without our prior written consent.



                                          Very truly yours,

                                          /s/ Brobeck, Phleger & Harrison LLP
                                          BROBECK, PHLEGER & HARRISON LLP